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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 4, 2009, with respect to the (i) consolidated financial statements and schedule of Wakefield Capital, LLC and its Subsidiaries and (ii) financial statements of NorthStar Healthcare Investors, Inc., contained in this Registration Statement on Form S-11 and Preliminary Prospectus. We consent to the use of the aforementioned reports in this Registration Statement on Form S-11 and Preliminary Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
New York, New York
December 4, 2009

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM